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                                                                    EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT


                     STATE OF INCORPORATION         RELATIONSHIP
                     ----------------------         ------------
BNA Holdings Inc.               Delaware           100% owned by Registrant

BNA International Inc.          Delaware           100% owned by Registrant

BNA Washington Inc.             Delaware           100% owned by Registrant

Institute of Management
 and Administration, Inc.       New York           100% owned by Registrant

Kennedy Information, Inc.       Delaware           100% owned by Registrant

The McArdle Printing Co., Inc.  Delaware           100% owned by Registrant

Pike & Fischer, Inc.            Delaware           100% owned by Registrant

STF Services Corporation        New York           100% owned by Registrant

Tax Management Inc. (a)         Delaware           100% owned by Registrant



(a) Tax Management Inc. owns 100% of TM Holding Company Inc., a Delaware corporation.